As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-256060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MONAKER GROUP, INC.

(Name of registrant in its charter)

Nevada	26-3509845
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(954) 888-9779

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

William Kerby

Chief Executive Officer

Monaker Group, Inc.

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(954) 888-9779

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	596,900(3)	$2.95	$1,760,855	$192.11
TOTAL	596,900		$1,760,855	$192.11(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price per Share and Proposed Maximum Aggregate Offering Price are based on the average of the $3.09 (high) and $2.81 (low) sale price of the Registrant’s common stock as reported on The NASDAQ Capital Market on May 11, 2021, which date is within five business days prior to the date the original Registration Statement was filed.
(3)	Represents outstanding shares of common stock of Monaker Group, Inc., the resale of which is being registered pursuant to this registration statement.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-256060) of Monaker Group, Inc. (the “Registration Statement”) is being filed to update and condense certain disclosures in the Registration Statement to incorporate those items by reference into the Registration Statement from Monaker Group, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2021 (the “Form 10-K”), and to incorporate the financial statements and other disclosures from the Form 10-K into the Registration Statement by reference.

Information contained herein is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2021

PROSPECTUS

Monaker Group, Inc.

596,900 Shares of Common Stock

__________________

This prospectus relates to the resale by the selling stockholders named herein of 596,900 shares of common stock, par value $0.00001 per share, which we refer to as common stock, of Monaker Group, Inc., which we refer to as us, we, the Company, the Registrant or Monaker, representing (a) 150,000 shares of common stock, which were issued on March 22, 2021 pursuant to the terms of a November 2, 2020, Stock Purchase Agreement entered into with Dr. Jason Morton, and for certain limited purposes set forth therein, Longroot, Inc., a Delaware corporation, pursuant to which the Company acquired Longroot, Inc., from Dr. Jason Morton, on November 16, 2020, in consideration for cash and the 200,000 shares of common stock, which transaction is described in greater detail under “Prospectus Summary—Stock Purchase Agreement”, beginning on page 4; (b) 235,000 outstanding shares of common stock, which were issued on March 10, 2021 pursuant to the terms of a March 10, 2021 non-binding Amended Letter of Intent (“Letter of Intent”) entered into with two stockholders of Axion Ventures, Inc (“Axion”), as part of a nonrefundable deposit on an offer to acquire approximately 12 million issued and outstanding shares of capital stock of Axion, which transaction is described in greater detail under “Prospectus Summary—Letter of Intent to Acquire Axion Shares”, beginning on page 5; and (c) 218,114 shares of common stock, which were issued in connection with the exercise of certain warrants, with an exercise price of $2.00 per share, on or around March 31, 2021, as described in greater detail under “Prospectus Summary—Warrant Grants and Exercises” beginning on 6. The selling stockholders are described in greater detail under “Selling Stockholders”, beginning on page 12.

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling stockholders named herein. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution” beginning on page 14, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. We are registering shares of common stock on behalf of the selling stockholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by such stockholders.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “MKGI”. The closing price for our common stock on June 24, 2021, was $2.30 per share.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 12 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  ____________, 2021.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 596,900 shares of our common stock.

We will not receive any proceeds from the resale of any of the shares by the selling stockholders. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the SEC incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that Monaker Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference into, the section entitled “Risk Factors” beginning on page 12 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Monaker Group, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus to:

•	“We,” “us,” “our,” the “Registrant”, the “Company,” “Monaker” and “Monaker Group” refer to Monaker Group, Inc. and its subsidiaries;

•	“FYE” refers to our fiscal year end, February 28 (or 29th in the event the year in question is a leap year);

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

On February 12, 2018, the Company effected a 1:2.5 reverse stock-split of all of its outstanding shares of common stock, which has been retroactively reflected herein.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference into, the section entitled “Risk Factors” and the financial statements and notes incorporated by reference herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

Monaker Group, Inc., is an innovative technology company that is building next generation solutions to power the travel, gaming, and cryptocurrency industries. We believe the most promising part of our business plan is our ability to achieve shareholder value through acquisition and organic growth that presents new opportunities in the leisure space and strengthens our existing technology platforms.

Through our subsidiaries NextTrip and Maupintour (soon to be rebranded as NextTrip Journeys), we provide travel technology solutions with a primary emphasis on alternative lodging rental (ALR) properties. Our proprietary Booking Engine, branded as NextTrip ConNextions, provides travel distributors access to a sizeable inventory of ALR properties allowing them to combine ALR with traditional components of travel (Air, Car, Cruise, etc.).

Our industry-leading platform assists property managers in booking, and broadening the market for, their homes. The Company serves three major constituents: (1) property managers, (2) travelers, and (3) other travel/lodging distributors. Property managers integrate their detailed property listings into the Monaker Booking Engine with the goal of reaching a broad audience of travelers seeking ALRs, through distribution channels they could not access otherwise.

All of Monaker’s ALRs, also commonly referred to as Vacation Rentals are:

i)	Controlled by Property Management Companies. This is a key point of differentiation for Monaker, as the sole focus of Property Management Companies is to rent and service their properties, unlike an individual homeowner who often rents their property on a casual or part-time basis. We believe working with property managers results in four key benefits:

►	All properties are Instantly Bookable (all Property Management Company inventory is integrated into Monaker’s Booking Engine allowing for instant confirmations);

►	Higher levels of service for renters (property managers are full-time operators);

►	Higher Quality Assurance (property managers generally have an incentive to eliminate trouble properties); and

►	Certified Rentable (most property managers are licensed and bonded requiring them to ensure properties are “legal to rent” and are further responsible for paying required taxes on behalf of homeowners.

ii)	Exclusively Individual Units. Our vacation homes and residential resort units are never shared, nor do we rent rooms in homes like other ALR companies. All ALR inventory is fully furnished, privately owned residential properties, including homes, condominiums, apartments, villas and cabins that property managers rent to the public on a nightly, weekly or monthly basis.

We believe that Monaker business-to-business (B2B) ALR offerings are timely in addressing traditional travel distributors’ needs to protect their client base by allowing them seamless access to ALR products. With the rapid growth of companies like Airbnb, we believe that traditional travel companies are realizing that not having access to this high demand vacation rental inventory means risking the loss of their consumers to other ALR sites. By connecting to Monaker’s Booking Engine, travel distributors can sell ALR inventory alongside their existing travel products (i.e., Air/Car/Hotel/Cruise/Tour bookings). This solves a key issue by allowing the customers of traditional travel distributors to complete their entire vacation package booking on their website versus forcing them to go to an ALR website and potentially lose the entire booking.

Cryptocurrency Portal

As discussed in greater detail below under “Stock Purchase Agreement”, on November 16, 2020, the Company acquired 100% of Longroot, Inc., a Delaware corporation (“Longroot”), which in turn owned 57% of Longroot Limited, a Cayman Islands company (“Longroot Cayman”). Longroot Cayman owned 49% of the outstanding shares (100% of the ordinary shares) of Longroot Holding (Thailand) Company Limited (“Longroot Thailand”), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. Longroot has since increased its ownership in Longroot Cayman and currently Longroot owns an approximate 36.75% indirect interest in Longroot Thailand, due to its ownership of 75% of Longroot Cayman, which in turn owns 49% of Longroot Thailand (75% x 49% = 36.75%)), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. A total of 22.9% of Longroot Cayman is owned by Axion Interactive Inc. (BVI), of which Axion Ventures, Inc. (“Axion”), holds a 100% interest. Monaker currently owns rights to approximately 33.85% of Axion’s shares.

Longroot Thailand, provides blockchain technology solutions for the fast-growing cryptocurrency marketplace. Longroot Thailand is an Initial Coin Offering (ICO) portal operator authorized and regulated under the Thai Digital Asset Business Law and licensed by the Thai Securities and Exchange Commission. Longroot Thailand provides fully regulated and licensed digital assets financing, and investment services for digital assets. This innovative business model opens the door for new digital currency financing mechanisms, and new digital investment products. Monaker, with its indirect control over Longroot Thailand, is planning to use Longroot Thailand’s technology and digital asset capabilities to create regulated cryptocurrencies designed to allow consumers to invest in unique revenue streams in wholesale travel, real estate homes and hotels, gaming assets and digital advertising – as well as potential token and loyalty program opportunities complementary to Monaker’s planned gaming and current travel businesses.

Stock Purchase Agreement

As discussed above, on November 16, 2020, Monaker acquired 100% of Longroot, which in turn owned 57% of Longroot Cayman. Longroot Cayman owns 49% of the outstanding shares (100% of the ordinary shares) of Longroot Thailand, provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand.

The acquisition was made pursuant to the November 2, 2020 Stock Purchase Agreement (the “SPA”) entered into between the Company and Dr. Jason Morton (“Morton”), and for certain limited purposes set forth therein, Longroot. Pursuant to the SPA, the Company purchased, 100% of Longroot, in consideration for (a) $1,700,000 in cash; and (b) 200,000 shares of restricted common stock. A total of $100,000 was paid as a non-refundable deposit towards the purchase of Longroot on October 15, 2020, and a total of $700,000 was paid at the closing on November 16, 2020, along with the issuance of the 200,000 shares. Additionally, prior to the closing, the Company advanced a separate $400,000 to Longroot which was used for working capital prior to closing which brought the purchase price to a total of $2.1 million of cash (without taking into account the value of the shares). The remaining $900,000 owed to Morton pursuant to the terms of the SPA (the “Remaining Cash Payments”) was payable in three installments of $300,000 each, due on or prior to (i) December 16, 2020 (30 days after the closing), which amount has been paid in full; (ii) March 16, 2021 (120 days after the closing); and (iii) April 15, 2021 (150 days after the closing). Pursuant to the SPA, Morton had the option to elect to receive any or all of the Remaining Cash Payments in shares of common stock of the Company, with such number of shares issuable based on a Company stock price of $3.00 per share.

The Company provided Morton demand registration rights in connection with shares of restricted common stock of the Company held by Morton, provided that Morton is not authorized to request more than one demand registration in any 12-month period. In the event such demand registration right is exercised, the Company has 60 days to file a registration statement to register the shares demanded to be registered and is required to use commercially reasonable best efforts thereafter to gain effectiveness of such registration statement, with all fees being paid for by the Company. The demand registration right has no expiration date.

Effective on December 11, 2020, the Company entered into a letter agreement with Morton, which revised the terms of the SPA. Pursuant to the letter agreement, we agreed to accelerate the payment of an aggregate of $150,000 of the $300,000 which was payable pursuant to the terms of the SPA on or prior to April 15, 2021 (which amount was promptly paid), in consideration for Morton agreeing to withdraw a prior demand he had made for the Company to file a registration statement to register the 200,000 shares of common stock previously issued to Morton pursuant to the terms of the SPA. We also agreed to file a registration statement to register the initial 200,000 shares issued no later than January 31, 2021, which Registration Statement on Form S-3 was timely filed on January 29, 2021 and has been declared effective by the SEC to date.

On January 5, 2021, the Company, through Longroot, subscribed to purchase an additional 100 shares of Longroot Cayman, in consideration for $1 million. The subscription was made pursuant to certain pre-emptive rights set forth in a shareholders’ agreement entered into between the shareholders of Longroot Cayman, and brought Longroot’s ownership of Longroot Cayman up to 75%.

On March 19, 2021, Morton exercised his option to receive the remaining consideration due to him in shares of common stock, and the Company issued Morton 150,000 shares of restricted common stock in full satisfaction of the final amounts due. This prospectus forms a part of the registration statement for the issuance of 150,000 shares of restricted common stock to Morton.

A total of 22.9% of Longroot Cayman is owned by Axion Interactive Ltd., of which Axion holds a 60% interest. Monaker currently owns approximately 33.85% of Axion’s shares.

Currently Longroot owns an approximate 36.75% indirect interest in Longroot Thailand, due to its ownership of 75% of Longroot Cayman, which in turn owns 49% of Longroot Thailand (75% x 49% = 36.75%)), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand.

Longroot Thailand is an Initial Coin Offering (ICO) portal operator authorized and regulated under Thai Digital Asset Business Law and licensed by the Thai Securities and Exchange Commission. Longroot Thailand provides fully regulated and licensed digital assets financing, and investment services for digital assets. The Company believes that this innovative new business model opens the door to new financing mechanisms, and new investment products. Monaker, as a majority stakeholder in Longroot Thailand, is planning to use the technology and digital asset capabilities to create cryptocurrencies regulated under Thai law, designed to allow consumers to invest in unique revenue streams in wholesale travel, real estate homes and hotels, gaming assets and digital advertising – as well as potential token and loyalty program opportunities complementary to Monaker’s gaming and travel businesses.

Letter of Intent to Acquire Axion shares

On October 28, 2020, the Company entered into a non-binding Letter of Intent (as amended by the first amendment thereto dated March 10, 2021, the “Letter of Intent”) with Radiant Ventures Limited, which manages Radiant VC1 Limited and Radiant PV 1 Limited, two stockholders of Axion, which entity the Company acquired rights to 33.85% of on November 16, 2020, provided that the Company has yet to formally complete the transfer of the ownership of the Axion shares into its name, due to a Cease Trade Order issued by the British Columbia Securities Commission, which impacts Axion.

Pursuant to the Letter of Intent, we agreed, subject to certain condition precedents, including regulatory approvals and the entry into material agreements with the sellers, to acquire approximately 12 million shares of Axion, equal to 5.7% of Axion’s outstanding shares, from the stockholders for approximately $2 million, payable in a combination of stock and cash. In connection with our entry into the Letter of Intent, we paid the sellers a $500,000 non-refundable deposit towards the cash purchase price of the shares in or around October 2020 (representing 25% of such purchase price). We also issued the sellers 235,000 shares of common stock in March 2020, representing an additional 25% of the purchase price. Both payments are non-refundable. A final payment of 50% of the purchase price is due 10 days after the British Columbia Securities Commission (BCSC) lifts a cease trade order on Axion’s shares and is payable at the option of the sellers in cash or shares of the Company’s common stock, based on a 20% discount to the Company’s stock price at the time the election to take such final payment in shares is made, provided that such stock price valuation will not be less than $2.00 per share and not more than $3.00 per share. The Letter of Intent terminates if the final payment has not been made by the earlier of June 30, 2021 and 15 days after the BCSC lifts the Axion no trade order. The purchase is also contingent on the sellers granting the Company a proxy to vote the shares to be purchased of Axion through closing. The purchase remains subject to the negotiation of, and entry into, a definitive purchase agreement with the sellers, as well as other closing conditions, which have not been entered into to and/or which have not been completed, to date.

Warrant Grants and Exercises

Warrant Grants

On or around March 19, 2021 and March 22, 2021, we issued warrants to purchase an aggregate of 160,000 shares of common stock to seven warrant holders (all unrelated third parties) in consideration for the immediate exercise of newly granted warrants. The warrants replaced prior warrants which had expired in 2020 (which had exercise prices from between $3.75 and $5.00 per share) and had an exercise price of $2.00 per share and an expiration date on March 31, 2021 (the “New Warrants”). Those warrants were subsequently exercised for cash on or around March 31, 2021, and the Company received cash of $320,000 in connection with such exercises. The 160,000 shares of common stock issuable upon exercise thereof were issued on or around April 1, 2021. The Company agreed to register the shares of common stock issuable upon exercise of the warrants in the future, and the registration statement of which this prospectus forms a part, is registering such shares of common stock issuable upon exercise of the warrants.

Warrant Exchanges

On or around March 19, 2021 and March 22, 2021, the Company exchanged warrants to purchase an aggregate of 51,900 shares of common stock held by two of the same warrant holders who were granted New Warrants, which had an exercise price of $5.13 per share and an expiration date of July 30, 2022, for new warrants which had an exercise price of $2.00 per share and an expiration date on March 31, 2021 (the “Exchanged Warrants”). Those warrants were subsequently exercised for cash on or around March 31, 2021, and the Company received cash of $103,800 in connection with such exercises. The 51,900 shares of common stock issuable upon exercise thereof were issued on or around April 1, 2021. The Company agreed to register the shares of common stock issuable upon exercise of the warrants in the future, and the registration statement of which this prospectus forms a part, is registering such shares of common stock issuable upon exercise of the warrants.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in, and incorporated by reference in, the “Risk Factors” section of this prospectus. These risks include, but are not limited to, the following:

•	The number of shares of the Company’s common stock issuable at the closing of the Company’s pending Share Exchange Agreement with HotPlay Enterprise Limited (“HotPlay” and the “HotPlay Share Exchange”) and in connection with the conversion of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (the “Axion Preferred Conversion”) will result in significant dilution to existing stockholders;

•	The majority owners of HotPlay will obtain majority voting control over the Company following the closing of the HotPlay Share Exchange;

•	Monaker’s officers and directors have interests in the HotPlay Share Exchange different from the other stockholders of the Company;

•	Combining HotPlay and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the HotPlay share exchange, including expected financial and operating performance of the combined company (i.e., Monaker after completion of the HotPlay Share Exchange);

•	The Company may be unable to close the HotPlay Share Exchange on the schedule proposed, or if at all, and under certain circumstances the HotPlay Share Exchange may be terminated, which termination may have a material adverse effect on Monaker;

•	The Company and its operations and prospects are subject to restrictions while the HotPlay Share Exchange is pending;

•	Uncertainty and illiquidity in credit and capital markets can impair our ability to obtain credit and financing on acceptable terms and can adversely affect the financial strength of our business partners;

•	The closing of the HotPlay Share Exchange is contingent on the Company obtaining certain approvals, which may not be obtained on a timely basis or on favorable terms, if at all, including the requirement that the Company meet NASDAQ’s initial listing requirements, which the combined company may be unable to meet;

•	Various third parties owe the Company a significant amount of money which may not be timely paid, if at all;

•	The Company owes significant amounts to Streeterville Capital, LLC, which is secured by a security interest over substantially all of its assets;

•	The Company will need to raise additional funding to support its operations, both before and after the closing, which funding may not be available on favorable terms, if at all;

•	The Company’s operations have been negatively affected by, and have experienced material declines as a result of, COVID-19 and the governmental responses thereto;

•	Currently pending and future litigation affecting the Company and HotPlay may have a material adverse effect on the Company and/or the combined company, and/or prevent the closing of the HotPlay Share Exchange;

•	The Company’s operations are subject to uncertainties and risks outside of its control, including third party delays in submissions of alternative lodging rental listings and failures to maintain such rental listings, integrations of such listings and the renewal of such listings;

•	The Company is subject to extensive government regulations and rules, the failure to comply which may have a material adverse effect on the Company;

•	The success of the Company is subject to the development of new products and services over time;

•	Longroot Thailand’s operations are subject to risks associated with cryptocurrency exchanges being a new industry, regulatory changes and/or restrictions, potential illegal uses of cryptocurrencies, the acceptance and widespread use of cryptocurrencies, cyber security risks, and competing blockchain technologies;

•	The Company is subject to competition with competitors who have significantly more resources, more brand recognition and a longer operating history than the Company;

•	The Company is subject to risks associated with failures to maintain intellectual property and claims by third parties relating to allegation that the Company violated such third parties’ intellectual property rights;

•	The Company relies on third party service providers and the failure of such third parties to provide the services contracted for, on the terms contracted, or otherwise, could have a material adverse effect on the Company;

•	The Company relies on the Internet and Internet infrastructure for its operations and in order to generate revenues;

•	The Company’s ability to raise funding, and dilution caused by such fundings, anti-dilution rights included in outstanding warrants;

•	The trading price of the Company’s common stock is subject to numerous risks, including volatility and illiquidity;

•	The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

•	The officers and directors of the Company have the ability to exercise significant influence over the Company;

•	Our business depends substantially on property owners and managers renewing their listings;

•	The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

•	If we are unable to adapt to changes in technology, our business could be harmed;

•	We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs;

•	We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all;

•	Our ability to close the pending acquisition of control of International Financial Enterprise Bank, Inc., our ability to integrate the operations of such bank, if acquired, regulatory and other risks associated therewith; and

•	other risk factors included under or incorporated by reference in, “Risk Factors” above and under “Risk Factors” in any prospectus supplement and filings incorporated by reference herein and therein.

Corporate Information

Our principal executive offices are located at 1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida 33323 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.Monakergroup.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

The Offering

Common Stock Offered by the Selling stockholders	596,900 shares

Common Stock Outstanding Before and After this Offering	23,554,203 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. See “Use of Proceeds” beginning on page 12.

Risk Factors	An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the risk factors discussed under, and incorporated by reference in, “Risk Factors” beginning on page 12.

NASDAQ Capital Market Symbol	MKGI

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of June 24, 2021, and excludes :

●	3,045,921 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $2.96 per share; and

●	1,130,029 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

Additionally, unless otherwise stated, all information in this prospectus:

●	assumes no exercise of outstanding options and warrants to purchase common stock, and no issuance of shares available for future issuance under our equity compensation plans; and

●	reflects all currency in United States dollars.

Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “will,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus, and incorporated by reference herein, represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under, and incorporated by reference in, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference and any prospectus supplement, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

Risk Factors

Before making an investment decision, you should consider the “Risk Factors” included in or incorporated by reference into this prospectus, including in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent Annual Report on Form 10-K for the year ended February 28, 2021, and subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Use of Proceeds

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution”, beginning on pages 12 and 14, respectively.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees, and fees and expenses of our counsel and our accountants.

Selling Stockholders

The following table provides information regarding the selling stockholders and the number of shares the selling stockholders are offering under this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholders the right to acquire common stock within 60 days of June 24, 2021. We believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. Except as set forth in the footnotes below, the selling stockholders are not affiliated with a broker-dealer registered under the Exchange Act.

 The shares may be sold by the selling stockholders, by those persons or entities to whom the selling stockholders transfer, donate, devise, pledge or distribute shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholders in this prospectus. The selling stockholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Information regarding the selling stockholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part, if required.

		Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)			Number of Shares of Common Stock Being Offered		Beneficial Ownership of Common Stock After Registration
Name of Selling Stockholder		Number		Percentage			Number	Percentage
Dr. Jason Morton		150,000	(2)	*	150,000	(3)	—	—
Joseph Wolf Revocable Trust	(a)	134,600		*	124,600	(4)	10,000	*
Andrew Friedman Revocable Trust	(b)	30,000		*	30,000	(4)	—	—
Serena Dugan		10,000		*	10,000	(4)	—	—
Weintraub Capital Management, L.P.	(c)	37,631		*	37,300	(4)	331	*
2008 Kovriga Family Trust	(d)	10,000		*	10,000	(4)	—	—
Radiant VC 1 Limited	(e)	105,750		*	105,750	(5)	—	—
Radiant Ventures Limited	(e)	129,250		*	129,250	(5)	—	—
				Total	596,900

* Less than one percent (1%).

# Assumes the sale of all shares offered herein.
(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The percentage is based upon 23,554,203 shares of our common stock outstanding as of June 24, 2021 (the “Date of Determination”).
(2)	Includes 150,000 shares of the Company’s common stock, in lieu of the $450,000 owed by the Company to Dr. Morton pursuant to the terms of the SPA on March 16, 2021 and April 15, 2021. which amount Dr. Morton elected to have converted into common stock of the Company at a conversion price of $3.00 per share, as such due date is within 60 days after the Date of Determination.
(3)	Represents shares of common stock issued pursuant to the SPA, discussed in greater detail above under “Prospectus Summary—Stock Purchase Agreement”, beginning on page 4.
(4)	Represents shares of common stock issued pursuant to the exercise of Warrants, discussed in greater detail above under “Prospectus Summary—Warrant Grants and Exercises”, beginning on page 6.
(5)	Represents shares of common stock issued pursuant to a nonbinding Letter of Intent, discussed in greater detail above under “Prospectus Summary—Letter of Intent to Acquire Axion Shares”, beginning on page 5.
(a)	The beneficial owner of the shares held in the name of the Joseph Wolf Revocable Trust is Joseph Wolf.
(b)	The beneficial owner of the shares held in the name of the Andrew E. Friedman Trust is Andrew Friedman.

(c)	The beneficial owner of the shares held in the name of Weintraub Capital Management, L.P., is Jerald M. Weintraub. Weintraub Capital Management, L.P. is a registered investment adviser. Weintraub Capital Management GP, LLC is the general partner of Weintraub Capital Management, L.P. and Jerald M. Weintraub is the manager of Weintraub Capital Management GP, LLC.
(d)	The beneficial owner of the shares held in the name of the 2008 Kovriga Family Trust is Alexander (Sasha) Kovriga, the Trustee of the trust.
(e)	The beneficial owners of the shares held in the name of the selling stockholder are Gordon Yen and Natalie Kin Yan So, its directors.

Plan of Distribution

We are registering for resale by the selling stockholders and certain transferees a total of 596,900 shares of common stock, held by the selling stockholders named herein. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholders will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders will sell their shares of common stock subject to the following:

●	all or a portion of the shares of common stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the over-the-counter market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;
●	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;
●	some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

●	in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any shares of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholder and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock registered herein, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Experts

The consolidated balance sheets of the Company as of February 28, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2021, have been audited by TPS Thayer LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheets of the Company as of February 29, 2020 and February 28, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020 and February 28, 2019, have been audited by Thayer O’Neal Company, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

 Legal Matters

The McGeary Law Firm, P.C., Bedford, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Stock Info” page of our website at www.monakergroup.com. Information on our web site is not a part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, or any sale of the securities.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K, for the fiscal year ended February 28, 2021, filed with the SEC on June 6, 2021,

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 22, 2021, March 26, 2021, April 6, 2021, April 7, 2021, April 8, 2021, April 9, 2021, April 19, 2021; May 11, 2021, May 18, 2021, May 21, 2021, June 2, 2021, June 11, 2021, June 16, 2021, and June 25, 2021;

●	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on January 11, 2021 and March 4, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings (and the exhibits thereto), at no cost, by writing or telephoning us at:

Monaker Group, Inc.

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

Attn: Secretary

Phone: (954) 888-9779

Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of the filing of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

MONAKER GROUP, INC.

596,900 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Description	Amount to be Paid
Filing Fee - Securities and Exchange Commission	$192
Attorney’s fees and expenses	25,000	*
Accountant’s fees and expenses	15,000	*
Transfer agent's and registrar fees and expenses	5,000	*
Printing and engraving expenses	7,500	*
Miscellaneous expenses	5,000	*
Total	$57,692	*

*      Estimated expenses, if any, not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

			Incorporated By Reference
Exhibit No.	Description	Furnished or Filed Herewith	Form	Exhibit	Filing Date	File No.
2.1	Stock Purchase Agreement dated November 2, 2020, by and between Dr. Jason Morton (seller), Monaker Group, Inc. (purchaser), and Longroot, Inc., for certain limited purposes		8-K	2.1	11/19/2020	001-38402
2.2	December 11, 2020 Letter Agreement between Monaker Group, Inc. and Dr. Jason Morton relating to the November 2, 2020 Stock Purchase Agreement		8-K	2.2	12/18/2020	001-38402
3.1	Articles of Incorporation of Maximum Exploration Corporation		SB-2	3.1	8/14/2006	333-136630
3.2	Certificate of Amendment to Articles of Incorporation (changing name to Next 1 Interactive, Inc. and increasing authorized shares)		S-1/A	3.1.2	3/12/2009	333-154177

			Incorporated By Reference
Exhibit No.	Description	Furnished or Filed Herewith	Form	Exhibit	Filing Date	File No.
3.3	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.3	9/25/2017	333-220619
3.4	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.4	9/25/2017	333-220619
3.5	Certificate of Change Filed Pursuant to NRS 78.209		8-K	3.1	5/21/2012	000-52669
3.6	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.6	9/25/2017	333-220619
3.7	Amendment to the Articles of Incorporation of Next 1 Interactive, Inc. changing its name to Monaker Group, Inc. and affect a 1-for-50 reverse stock split		8-K	3.1	6/26/2015	000-52669
3.8	Amended and Restated Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.1	7/9/2013	000-52669
3.9	Amendment to Certificate of Designation of Series A 10% Cumulative Convertible Preferred Stock, filed with the Secretary of State of Nevada on October 22, 2009		S-1	3.6	9/23/2016	333-213753
3.1	Certificate of Withdrawal of Certificate of Designation of Series B Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.1	9/25/2017	000-52669
3.11	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.2	9/25/2017	000-52669
3.12	Certificate of Withdrawal of Certificate of Designation of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.3	9/25/2017	000-52669
3.13	Certificate of Amendment to Articles of Incorporation (1-for-2.5 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on February 8, 2018 and effective on February 12, 2018		8-K	3.1	2/12/2018	000-52669

			Incorporated By Reference
Exhibit No.	Description	Furnished or Filed Herewith	Form	Exhibit	Filing Date	File No.
3.14	Certificate of Designation of Monaker Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 13, 2020		8-K	3.1	11/18/2020	001-38402
3.15	Certificate of Designation of Monaker Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 13, 2020		8-K	3.2	11/18/2020	001-38402
3.16	Amended and Restated Certificate of Designation of Monaker Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on January 8, 2021		8-K	3.1	1/11/2021	001-38402
3.17	Amended and Restated Bylaws of Monaker Group, Inc., effective July 27, 2017		8-K	3.1	8/1/2017	000-52669
5.1*	Opinion and consent of The McGeary Law Firm, P.C. re: the legality of the securities being registered	X
10.1***	Form of Warrant to Purchase Common Stock (March 2021 Grants)		8-K	10.1	4/9/2021	001-38402
10.2	Monaker Letter of Intent to Purchase Radiant Entities’ Axion Shares, by and between Monaker Group, Inc., and Radiant Ventures Limited		S-3	10.98	5/13/2021	333-256060
10.3	Monaker Letter of Intent to Purchase Radiant Entities’ AXV Shares Amendment As of March 10, 2021, by and between Monaker Group, Inc., and Radiant Ventures Limited		S-3	10.99	5/13/2021	333-256060
10.1***	Form of Warrant to Purchase Common Stock (March 2021 Grants)		8-K	10.1	4/9/2021	001-38402
10.2	Monaker Letter of Intent to Purchase Radiant Entities’ Axion Shares, by and between Monaker Group, Inc., and Radiant Ventures Limited		S-3	10.98	5/13/2021	333-256060
10.3	Monaker Letter of Intent to Purchase Radiant Entities’ AXV Shares Amendment As of March 10, 2021, by and between Monaker Group, Inc., and Radiant Ventures Limited		S-3	10.99	5/13/2021	333-256060
23.1*	Consent of TPS Thayer, LLC	X
23.2*	Consent of Thayer O’Neal, LLC
23.3*	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page of the original Registration Statement)	X

*	Filed herewith.

***	Indicates a management contract or any compensatory plan, contract or arrangement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

 (ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Sunrise, Florida, on June 25, 2021.

MONAKER GROUP, INC.

/s/ William Kerby
William Kerby
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Kerby and Sirapop “Kent” Taepakdee (the “Proxies”) or any one of them, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, to act in the absence of the other, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William Kerby	Chief Executive Officer and Vice Chairman	June 25, 2021
William Kerby	(Principal Executive Officer)

/s/ Sirapop “Kent” Taepakdee	Chief Financial Officer and Vice President of Finance	June 25, 2021
Sirapop “Kent” Taepakdee	(Principal Financial and Accounting Officer)

	Director	______, 2021
Pasquale “Pat” LaVecchia

/s/ Donald P. Monaco	Chairman	June 25, 2021
Donald P. Monaco

	Director	______, 2021
Doug Checkeris

/s/ Simon Orange	Director	June 25, 2021
Simon Orange

/s/ Rupert Duchesne	Director	June 25, 2021
Rupert Duchesne

/s/ Robert “Jamie” Mendola, Jr.	Director	June 25, 2021
Robert “Jamie” Mendola, Jr.

/s/ Alexandra C. Zubko	Director	June 25, 2021
Alexandra C. Zubko